UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  September 8, 2009
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 East 57th Street
New York, New York 10022
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (646) 521-4300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2009, E*TRADE Financial Corporation (the “Company”) announced that Donald H. Layton will step down as Chairman and CEO of the Company, and as a member of the Board of Directors, at the end of 2009 on schedule when his contract expires. Mr. Layton will work in partnership with a special committee of the Board of Directors to oversee a search for his successor. On September 8, 2009, the Company’s Board of Directors, on recommendation of its Compensation Committee, approved a compensation package for Mr. Layton as part of a transition agreement for his remaining term in recognition of his overseeing a recapitalization of E*TRADE’s balance sheet and leading a restructuring effort.  This package provides for a payment of $375,000 per month through the end of the year and a payment of an additional $1.5 million at the end of the year in return for his commitment to assist with the search for and transition to a successor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated:	September 9, 2009	By:	/s/ Karl A. Roessner
Name: Karl A. Roessner
Title: Corporate Secretary